EXHIBIT 99.4


[LOGO OF NTL INCORPORATED]


               NTL STOCKHOLDERS APPROVE FRANCE TELECOM INVESTMENT

       Joint announcement by Cable and Wireless plc, NTL Incorporated and

                       Cable & Wireless Communications plc


Further to the joint announcement on February 15, 2000 by Cable & Wireless plc ("Cable & Wireless"), NTL Incorporated ("NTL")(Nasdaq and Easdaq: NTLI) and Cable & Wireless Communications plc ("CWC") regarding the posting of shareholder and other public documentation relevant to:


1. the proposed separation of CWC into its corporate, business, Internet protocol and wholesale operations ("CWC DataCo") and its residential cable, business cable, indirect residential telephony, residential Internet and digital television development and services businesses ("CWC ConsumerCo");

2. the proposed indirect acquisition by Cable & Wireless of the interest in CWC DataCo which is not currently attributable to it (thereby achieving 100 per cent. ownership of CWC DataCo) (the "Cable & Wireless Acquisition"); and

3. the proposed indirect acquisition by NTL of CWC ConsumerCo (the "NTL Acquisition" and, together with the proposed separation of CWC and the Cable & Wireless Acquisition, the "Transaction"),

Cable & Wireless, NTL and CWC announce that at the first part of the NTL special meeting of stockholders held today, NTL's stockholders approved:

(a) France Telecom's proposed 2.8 billion pounds sterling investment in NTL Common Stock and convertible preferred stock;

(b) amendments to NTL's restated certificate of incorporation increasing the maximum number of shares of NTL common stock from 400 million to 800 million shares; and

(c) discretionary authority on NTL's directors to adjourn the second part of the NTL special meeting of stockholders scheduled for March 28, 2000.

The approval of the issuance of NTL Common Stock to CWC shareholders as consideration for the NTL Acquisition will be sought at a second part of the special meeting of NTL stockholders which is scheduled (subject to adjournment) for March 28, 2000.

Further announcements will be made in due course in relation to those other conditions and closing conditions to the Transaction which remain outstanding.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA, JAPAN, OR AUSTRALIA. THE TRANSACTION REFERRED TO IN THIS PRESS RELEASE IS NOT AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES. SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 OR AN EXEMPTION FROM REGISTRATION.

Enquiries
Cable & Wireless
Chris Tyler, Investor Relations                +44 171 315 4460
Peter Eustace, Media                           +44 171 315 4495
Susan Cottam, Media                            +44 171 315 4410

NTL
John Gregg                                     (212) 906-8440
Richard J. Lubasch                             (212) 906 8440
Erik Tamm                                      (212) 906-8479
Will Robson                                    +44 1256 752 000
Edward Bickham                                 +44 171 413 3050
Dominic Shales                                 +44 171 413 3142

CWC
Samantha Ashworth, Investor Relations          +44 171 674 5303
Roy Payne, Media                               +44 171 674 5387
Caroline Keppel-Palmer, Media                  +44 171 674 5416

Morgan Stanley Dean Witter                     +44 171 425 5000
(advisers to NTL)
Paulo Pereira
John Krumins

Greenhill & Co.                                +44 171 440 0400
(advisers to Cable & Wireless)
James Lupton
David Wyles

Merrill Lynch                                  +44 171 628 1000
(advisers to CWC)
Bob Wigley
Richard Snow
Gary Narunsky

CSFB                                           +44 171 888 8888

(advisers to the independent directors of CWC (being Sir Bryan Carsberg, JMJ Keenan, Valerie F Gooding, JF Killian and FV Salerno) in respect of the Cable & Wireless Acquisition and advisers to the directors of CWC in respect of the NTL Acquisition)
Michael Harrison
Ian Brown

Greenhill & Co. International Limited ("Greenhill & Co."), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to Cable & Wireless in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than Cable & Wireless for providing the protections afforded to customers of Greenhill & Co. or for providing advice in relation to the Transaction.

Morgan Stanley & Co. Limited ("Morgan Stanley Dean Witter"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to NTL in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than NTL for providing the protections afforded to customers of Morgan Stanley Dean Witter or for providing advice in relation to the Transaction.

Merrill Lynch International ("Merrill Lynch"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to CWC in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than CWC for providing the protections afforded to customers of Merrill Lynch or for providing advice in relation to the Transaction.

Credit Suisse First Boston (Europe) Limited ("CSFB"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to the independent directors of CWC in relation to the Cable & Wireless Acquisition and directors of CWC in relation to the NTL Acquisition and to no one else and will not regard any other person as its customer or be responsible to any one other than the independent directors of CWC and the directors of CWC for providing the protections afforded to customers of CSFB or for providing advice in relation to the Transaction.